As filed with the Securities and Exchange Commission on October 29, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Lydall, Inc.

(Exact name of registrant as specified in its charter)

Delaware	06-0865505
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Colonial Road Manchester, Connecticut	06042
(Address of Principal Executive Offices)	(Zip Code)

Inducement Restricted Share Awards

(Full title of the plan)

Chad A. McDaniel

Executive Vice President, General Counsel and Chief Administrative Officer

Lydall, Inc.

One Colonial Road

Manchester, Connecticut 06042

(Name and address of agent for service)

(860) 646-1233

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒		Accelerated filer	☐

Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

			Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Stock, $0.01 par value per share	$250,500 (2)
Common Stock, $0.01 par value per share	$1,050,000 (3)
Common Stock, $0.01 par value per share	$1,425,000 (4)
Total	$2,725,500	$354.00 (5)

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Represents the dollar value (at maximum attainment) of shares issuable pursuant to a performance-based inducement restricted share award to be granted on November 1, 2019 to Robert B. Junker.
(3)	Represents the dollar value of shares issuable pursuant to a time-based inducement restricted share award agreement to be granted on November 20, 2019 to Sara A. Greenstein.
(4)	Represents the dollar value (at maximum attainment) of shares issuable pursuant to a performance-based inducement restricted share award to be granted on November 20, 2019 to Sara A. Greenstein.
(5)	Calculated pursuant to Rule 457(o) based on the total proposed maximum aggregate offering price.

EXPLANATORY NOTE

The undersigned registrant, Lydall, Inc. (the “Registrant”), hereby files this Registration Statement on Form S-8 (this “Registration Statement”) to register shares of common stock, par value $0.01 per share (“Common Stock”), of the Registrant to be issued pursuant to separate inducement shares agreements between the Registrant and two individuals as a material inducement to their employment with the Company (the “Agreements”). These awards evidenced by the Agreements will be issued as “inducement grants” under NYSE Listing Rule 5635(c)(4) and, as such, not granted pursuant to any of the Registrant’s employee benefit plans.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.         Plan Information.

The information required by Item 1 is included in documents sent or given to the recipients of the inducement restricted share award agreements covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”).

Item 2.         Registrant Information and Employee Plan Annual Information.

The written statement required by Item 2 is included in documents sent or given to the recipients of the inducement restricted share award agreements covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.         Incorporation of Documents by Reference.

The registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”).  The following documents, which are on file with the Commission, are incorporated in this registration statement by reference:

(a)             The registrant’s latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the registrant’s latest fiscal year for which such statements have been filed.

(b)             All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.

(c)             The description of the securities contained in the registrant’s registration statement on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of the filing of such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.         Description of Securities.

Not applicable.

Item 5.         Interests of Named Experts and Counsel.

Wilmer Cutler Pickering Hale and Dorr LLP has opined as to the legality of the securities being offered by this registration statement.

Item 6.         Indemnification of Directors and Officers.

Section 102 of the General Corporation Law of the State of Delaware permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The registrant’s certificate of incorporation provides that no director of the registrant shall be personally liable to it or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except (i) for any breach of a director’s duty of loyalty to the registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which a director derived any improper personal benefit.

Section 145 of the General Corporation Law of the State of Delaware provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation, or a person serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he was or is or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

The registrant’s certificate of incorporation provides that it will indemnify and hold harmless to the fullest extent authorized by the General Corporation Law of the State of Delaware any director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) (all such persons being referred to as an “Indemnitee”) who was or is made a party to any action, suit or proceeding by reason of the fact that he or she is or was a director or officer of the registrant or, while a director or officer of the registrant, is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan. Such indemnification shall continue as to an Indemnitee who has ceased to be a director or officer and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators. The registrant’s certificate of incorporation also provides that it will indemnify any such Indemnitee in connection with a proceeding (or part thereof) initiated by such Indemnitee only if such proceeding (or part thereof) was authorized by the board of directors of the registrant. This right includes the right to be paid by the registrant the expenses incurred in defending any such proceeding in advance of its final disposition. If the General Corporation Law of the State of Delaware requires, an advancement of expenses incurred by an Indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) will be made only upon delivery to the registrant of an undertaking, by or on behalf of such Indemnitee, to repay all amounts so advanced if it is ultimately be determined by final judicial decision from which there is no further right to appeal that such Indemnitee is not entitled to be indemnified for such expenses under the registrant’s certificate of incorporation or otherwise.

The registrant has entered into indemnification agreements with each of its directors. These indemnification agreements may require the registrant, among other things, to indemnify directors for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director in any action or proceeding arising out of his or her service as one of the registrant’s directors, or any of the registrant’s subsidiaries or any other company or enterprise to which the person provides services at the registrant’s request.

The registrant maintains a general liability insurance policy which covers certain liabilities of the directors and officers of the registrant arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 7.         Exemption from Registration Claimed.

Not applicable.

Item 8.         Exhibits.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

Item 9.         Undertakings.

1.             Item 512(a) of Regulation S-K.   The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)        To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)       To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii)      To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)            To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.            Item 512(b) of Regulation S-K. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.            Item 512(h) of Regulation S-K. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Manchester, State of Connecticut, on this 29th day of October, 2019.

LYDALL, INC.

By:	/S/ Chad A. McDaniel
Name: Chad A. McDaniel Title: Executive Vice President, General Counsel and Chief Administrative Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Lydall, Inc., hereby severally constitute and appoint Dale G. Barnhart, Chad A. McDaniel and Randall B. Gonzales, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Lydall, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ Dale G. Barnhart.	President, Chief Executive Officer and Director	October 28, 2019
Dale G. Barnhart	(Principal executive officer)

/S/ Randall B. Gonzales	Chief Financial Officer	October 28, 2019
Randall B. Gonzales	(Principal financial and accounting officer)

/S/ Marc T. Giles	Chairman of the Board	October 28, 2019
Marc T. Giles

/S/ David G. Bills	Director	October 28, 2019
David G. Bills

/S/ Kathleen Burdett	Director	October 28, 2019
Kathleen Burdett

/S/ James Cannon	Director	October 28, 2019
James Cannon

/S/ Matthew T. Farrell	Director	October 28, 2019
Matthew T. Farrell

/S/ William D. Gurley	Director	October 28, 2019
William D. Gurley

/S/ Suzanne Hammett	Director	October 28, 2019
Suzanne Hammett

/S/ S. Carl Soderstrom, Jr.	Director	October 28, 2019
S. Carl Soderstrom, Jr.

INDEX TO EXHIBITS

Number	Description

4.1(1)	Restated Certificate of Incorporation of the Registrant

4.2(2)	Amended and Restated By-Laws of the Registrant

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP

24.1	Power of attorney (included on the signature pages of this registration statement)

99.1	Form of Inducement Performance-Based Restricted Share Award Agreement, to be dated November 1, 2019, between the Registrant and Robert B. Junker

99.2	Form of Inducement Time-Based Restricted Share Award Agreement, to be dated November 20, 2019, between the Registrant and Sara A. Greenstein

99.3	Form of Inducement Performance-Based Restricted Share Award Agreement, to be dated November 20, 2019, between the Registrant and Sara A. Greenstein

(1)	Previously filed with the Securities and Exchange Commission as Exhibit 3.1 to the Registrant’s Current Report on Form 10-Q (File No. 001-07665) filed with the Securities and Exchange Commission on April 30, 2015 and incorporated herein by reference.

(2)	Previously filed with the Securities and Exchange Commission as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-07665) filed with the Securities and Exchange Commission on December 12, 2018 and incorporated herein by reference.